UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2020

Mr. Cooper Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(Address of Principal Executive Offices, and Zip Code)

469.549.2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2020, Nationstar Mortgage Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of Mr. Cooper Group Inc. (the “Company”), closed the previously announced offering (the “Offering”) of $600,000,000 aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2027 (the “Notes”). The Issuer sold the Notes to the initial purchasers in the Offering, which was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered for resale to purchasers reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The net proceeds from the Offering, together with cash on hand, will be used to redeem in full the outstanding 6.500% Senior Notes due 2021 and 6.500% Senior Notes due 2022 issued by Nationstar Mortgage LLC and Nationstar Capital Corporation, each an indirect, wholly-owned subsidiary of the Company, and to pay related fees and expenses.

The Notes were issued pursuant to the Indenture, dated as of January 16, 2020 (the “Indenture”), among the Company, the Issuer, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Interest on the Notes accrues beginning on January 16, 2020 at a rate of 6.000% per year. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2020. The Notes mature on January 15, 2027.

The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on, among other things, incurring additional debt or issuing certain preferred shares, paying dividends on or making other distributions in respect of capital stock or making other restricted payments, making certain investments, selling or transferring certain assets, creating liens on certain assets to secure debt, consolidating, merging, selling or otherwise disposing of all or substantially all assets, entering into certain transactions with affiliates and designating subsidiaries as unrestricted subsidiaries.

Prior to January 15, 2023, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at a make-whole price plus accrued and unpaid interest to the redemption date.

Prior to January 15, 2023, the Issuer may, at its option and on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount equal to or less than the net proceeds from certain equity offerings at a redemption price of 106.000% plus accrued and unpaid interest to the redemption date.

On or after January 15, 2023, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date.

If a “change of control” (as defined in the Indenture) occurs, the holders of the Notes may require the Issuer to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Notes will be senior unsecured obligations of the Issuer and will rank senior in right of payment to any future subordinated indebtedness of the Issuer, equally in right of payment with all existing and future senior indebtedness of the Issuer and effectively subordinated to any future secured indebtedness of the Issuer to the extent of the value of collateral securing such indebtedness.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and each of Nationstar’s existing and future wholly-owned domestic subsidiaries (other than certain excluded subsidiaries). The guarantees will be senior unsecured obligations of the guarantors and will rank senior in right of payment to any future subordinated indebtedness of the guarantors, equally in right of payment with all existing and future senior indebtedness of the guarantors and effectively subordinated to any future secured indebtedness of the guarantors to the extent of the value of collateral securing such indebtedness. The Notes and the guarantees will be structurally subordinated to the indebtedness and liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The foregoing summaries of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K, and such documents are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the Indenture is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

6.500% Senior Notes due 2021

On January 16, 2020, Nationstar Mortgage LLC and Nationstar Capital Corporation (collectively, the “2021/2022 Issuers”), each an indirect, wholly-owned operating subsidiary of the Company, notified the Trustee under the indenture, dated as of February 7, 2013, as amended and supplemented to date, by and among the 2021/2022 Issuers, the Trustee and the guarantors party thereto, governing the 2021/2022 Issuers’ 6.500% Senior Notes due 2021 (the “2021 Notes”) that the 2021/2022 Issuers intend to redeem in full all outstanding 2021 Notes on February 15, 2020.

6.500% Senior Notes due 2022

On January 16, 2020, the 2021/2022 Issuers notified the Trustee under the indenture, dated as of May 31, 2013, as amended and supplemented to date, by and among the 2021/2022 Issuers, the Trustee and the guarantors party thereto, governing the 2021/2022 Issuers’ 6.500% Senior Notes due 2022 (the “2022 Notes”) that the 2021/2022 Issuers intend to redeem in full all outstanding 2022 Notes on February 15, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

4.1	Indenture, dated as of January 16, 2020, among Mr. Cooper Group Inc., Nationstar Mortgage Holdings Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, relating to the 6.000% Senior Notes due 2027

4.2	Form of Global Note for 6.000% Senior Notes due 2027 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: January 16, 2020	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Vice Chairman and Chief Financial Officer